STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                               SE FINANCIAL CORP.
                             2006 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of __________ shares of Common Stock of SE Financial Corp. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to _________________________ (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2006 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $_____ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option.

            (a) This Option shall be immediately exercisable on the date of grant.

A. Such Options awarded to the Optionee are intended to satisfy the requirements of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

B. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the date of grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company.

C. Upon termination of service for any reason, other than Disability or death, such Options shall cease to be exercisable three months from the date of termination of employment.

D. Upon Disability, all Options shall be exercisable for a period not to exceed one year from such date of Disability, not to exceed initial option term.

E. Upon death, all Options shall be exercisable by the estate for two years from the date of death, not to exceed initial option term.

F. Options shall become non-incentive stock options and remain exercisable for remaining term upon the retirement of the Optionee as an employee and the Optionee continuing service with the Bank or the Company as a director or director emeritus, if not exercised within three months of retirement.

            (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

            (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Adjustment. The aggregate number of shares of Common Stock for which Options may be granted hereunder, the number of shares of Common Stock covered by each outstanding Option, and the exercise price per share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt or payment of consideration by the Company (other than shares held by dissenting stockholders).

         6. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                           SE FINANCIAL CORP.



Date of Grant:                             By:
               ------------------------         --------------------------------



Attest:


---------------------------------------


[SEAL]



OPTIONEE ACKNOWLEDGMENT


---------------------------------------         --------------------------------
OPTIONEE                                        DATE

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                               SE FINANCIAL CORP.
                             2006 STOCK OPTION PLAN


                                                           ---------------------
                                                                 (Date)

SE Financial Corp.
1901-03 East Passyunk Avenue
Philadelphia, PA  19148-2220

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase ________ shares of Common Stock of SE Financial Corp. under and pursuant to a Stock Option Agreement dated ____________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $____________________  of cash or check

                               ____________________  of Common Stock
                              $                      Total
                               ====================


         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
              ---------------------------------------------------------

         Address
                 ------------------------------------------------------

         Social Security Number
                                ---------------------------------------


                                         Very truly yours,



                                         ---------------------------------------

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                               SE FINANCIAL CORP.
                             2006 STOCK OPTION PLAN
                             ----------------------

                             NON-EMPLOYEE DIRECTORS



         STOCK OPTIONS for a total of __________ shares of Common Stock of SE Financial Corp. (the "Company") is hereby granted to _________________________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2006 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $_____ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercise of Option.

            (a) This Option shall be immediately exercisable on the date of grant.

A. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the date of grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company.

B. Upon termination of service for any reason other than death or disability, such Option shall cease to be exercisable one year from the date of termination of service as a director or director emeritus.

C. Upon death, all Options shall be exercisable by the estate for the remaining term of such Options.

D. Upon Disability, all Options shall be exercisable for the remaining term of such Options.

            (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

            (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Adjustment. The aggregate number of shares of Common Stock for which Options may be granted hereunder, the number of shares of Common Stock covered by each outstanding Option, and the exercise price per share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt or payment of consideration by the Company (other than shares held by dissenting stockholders).

         6. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                           SE FINANCIAL CORP.



Date of Grant:                             By:
               ------------------------         --------------------------------



Attest:


---------------------------------------


[SEAL]



OPTIONEE ACKNOWLEDGMENT


---------------------------------------         --------------------------------
OPTIONEE                                        DATE

                    NON-INCENTIVE STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                               SE FINANCIAL CORP.
                             2006 STOCK OPTION PLAN


                                                      --------------------------
                                                              (Date)

SE Financial Corp.
1901-03 East Passyunk Avenue
Philadelphia, PA  19148-2220


Dear Sir:

         The undersigned elects to exercise the Non-Incentive Stock Option to purchase __________ shares of Common Stock of SE Financial Corp. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $____________________  of cash or check

                               ____________________  of Common Stock
                              $                      Total
                               ====================


         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
              ---------------------------------------------------------

         Address
                 ------------------------------------------------------

         Social Security Number
                                ---------------------------------------


                                         Very truly yours,



                                         ---------------------------------------